Exhibit 99.1

FOR IMMEDIATE RELEASE

SUPERIOR GROUP OF COMPANIES, INC. REPORTS OPERATING RESULTS FOR THE SECOND QUARTER JUNE 30, 2019

●     Net Sales increased 12 percent

●     27th Consecutive Quarter with Sales Increase

SEMINOLE, Fla. – July 30, 2019 – Superior Group of Companies, Inc. (NASDAQ: SGC), today announced its second quarter operating results for 2019.

The Company announced that for the second quarter ended June 30, 2019, net sales increased 12.0 percent to $92.3 million, compared to second quarter 2018 net sales of $82.4 million. Pretax Income was $3.7 million compared to $5.1 million in 2018. Net income was $2.8 million or $0.18 per diluted share, compared to $0.25 per diluted share in 2018.

Michael Benstock, Chief Executive Officer, commented, “Across all of our segments, we continue to perform well in a challenging business environment. We’re currently investing in our companies and making the organizational changes necessary to support our current business and prepare for our next level of growth; all while realizing increased sales for our 27th consecutive quarter.

Our uniform segment sales were up 7.7% from last year, as we reached the first anniversary of our acquisition of CID Resources. We’re making good progress on the integration of our uniform businesses enabling operational efficiencies, improved resource alignment, product sourcing, and sales channels. Technology upgrades are moving forward in our distribution centers in Arkansas and Texas, and construction continues on our second manufacturing facility in Haiti. Our investments in these initiatives are designed to generate cost efficiencies, improve working capital usage, and better serve the needs of our customers.

We continue to see strong growth at BAMKO and The Office Gurus. During the second quarter, BAMKO, our promotional products segment posted sales growth of 24.9% to $23.7 million compared to the second quarter of last year. The Office Gurus, our remote staffing segment, continues to perform to our expectations with quarterly net sales growth to outside customers of 11.6% over the comparable period.”

CONFERENCE CALL

Superior Group of Companies will hold a conference call on Tuesday, July 30, 2019 at 2:00 p.m. Eastern Time to discuss the Company’s results. Interested individuals may join the teleconference by dialing (844) 861-5505 for U.S. dialers and (412) 317-6586 for International dialers. The Canadian Toll Free number is (866) 605-3852. Please ask to be joined into the Superior Group of Companies call. The live webcast and archived replay can also be accessed in the investor information section of the Company’s website at www.superiorgroupofcompanies.com.

A telephone replay of the teleconference will be available one hour after the end of the call through 2:00 p.m. Eastern Time on August 13, 2019. To access the replay, dial (877) 344-7529 in the United States or (412) 317-0088 from international locations. Canadian dialers can access the replay at (855) 669-9658. Please reference conference number 10132243 for all replay access.

About Superior Group of Companies, Inc. (SGC):

Superior Group of Companies™, formerly Superior Uniform Group, established in 1920, is a combination of companies that help customers unlock the power of their brands by creating extraordinary brand experiences for employees and customers. It provides customized support for each of its divisions through its shared services model.

Fashion Seal Healthcare®, HPI™ and CID Resources are signature uniform brands of Superior Group of Companies. Each is one of America’s leading providers of uniforms and image apparel in the markets it serves. They specialize in innovative uniform program design, global manufacturing, and state-of-the-art distribution. Every day, more than 6 million Americans go to work wearing a uniform from Superior Group of Companies.

BAMKO®, Tangerine Promotions® and Public Identity® are signature promotional products and branded merchandise brands of Superior Group of Companies. They provide unique custom branding, design, sourcing, and marketing solutions to some of the world’s most successful brands.

The Office Gurus® is a global provider of custom call and contact center support. As a true strategic partner, The Office Gurus implements customized solutions for its customers in order to accelerate their growth and improve their customers’ service experiences.

SGC’s commitment to service, technology, quality and value-added benefits, as well as its financial strength and resources, provides unparalleled support for its customers’ diverse needs while embracing a “Customer 1st, Every Time!” philosophy and culture in all of its business segments.

Visit www.superiorgroupofcompanies.com for more information.

Contact:
Michael Attinella		Hala Elsherbini
Chief Financial Officer & Treasurer	OR	Halliburton Investor Relations
(727) 803-7170		(972) 458-8000

Comparative figures are as follows:

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

THREE MONTHS ENDED JUNE 30,
(Unaudited)
(In thousands, except shares and per share data)

	2019	2018

Net sales	$92,270	$82,392

Costs and expenses:
Cost of goods sold	59,927	53,114
Selling and administrative expenses	26,885	23,327
Other periodic pension costs	547	96
Interest expense	1,259	758
	88,618	77,295

Income before taxes on income	3,652	5,097
Income tax expense	871	1,280

Net income	$2,781	$3,817

Weighted average number of shares outstanding during the period
(Basic)	14,952,802	14,956,221
(Diluted)	15,287,357	15,559,404
Per Share Data:
Basic
Net income	$0.19	$0.26
Diluted
Net income	$0.18	$0.25

Cash dividends per common share	$0.100	$0.095

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

SIX MONTHS ENDED JUNE 30,
(Unaudited)
(In thousands, except shares and per share data)

	2019	2018

Net sales	$178,822	$155,479

Costs and expenses:
Cost of goods sold	116,211	101,326
Selling and administrative expenses	52,748	44,509
Other periodic pension costs	806	192
Interest expense	2,429	1,035
	172,194	147,062

Income before taxes on income	6,628	8,417
Income tax expense	1,471	2,150

Net income	$5,157	$6,267

Weighted average number of shares outstanding during the period
(Basic)	14,940,072	14,888,940
(Diluted)	15,275,006	15,508,517
Per Share Data:
Basic
Net income	$0.35	$0.42
Diluted
Net income	$0.34	$0.40

Cash dividends per common share	$0.20	$0.19

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(In thousands, except share and par value data)

	June 30,	December 31,
	2019	2018

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$8,267	$5,362
Accounts receivable, less allowance for doubtful accounts of $2,141 and $2,042, respectively	70,927	64,017
Accounts receivable - other	1,463	1,744
Inventories	63,370	67,301
Contract assets	43,674	49,236
Prepaid expenses and other current assets	12,090	9,552
TOTAL CURRENT ASSETS	199,791	197,212

PROPERTY, PLANT AND EQUIPMENT, NET	31,448	28,769
OPERATING LEASE RIGHT-OF-USE ASSETS	4,716	-
INTANGIBLE ASSETS, NET	64,437	66,312
GOODWILL	36,321	33,961
OTHER ASSETS	10,299	8,832
TOTAL ASSETS	$347,012	$335,086

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$25,903	$24,685
Other current liabilities	15,375	14,767
Current portion of long-term debt	15,286	6,000
Current portion of acquisition-related contingent liabilities	2,212	941
TOTAL CURRENT LIABILITIES	58,776	46,393

LONG-TERM DEBT	108,035	111,522
LONG-TERM PENSION LIABILITY	8,532	8,705
LONG-TERM ACQUISITION-RELATED CONTINGENT LIABILITIES	3,605	5,422
LONG-TERM OPERATING LEASE LIABILITIES	2,864	-
DEFERRED TAX LIABILITY	6,730	8,475
OTHER LONG-TERM LIABILITIES	4,350	3,648
COMMITMENTS AND CONTINGENCIES (NOTE 5)
SHAREHOLDERS' EQUITY:
Preferred stock, $.001 par value - authorized 300,000 shares (none issued)	-	-
Common stock, $.001 par value - authorized 50,000,000 shares, issued and outstanding - 15,255,694 and 15,202,387, respectively.	15	15
Additional paid-in capital	57,166	55,859
Retained earnings	104,165	103,032
Accumulated other comprehensive income (loss), net of tax:
Pensions	(6,924)	(7,673)
Cash flow hedges	102	113
Foreign currency translation adjustment	(404)	(425)
TOTAL SHAREHOLDERS' EQUITY	154,120	150,921
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$347,012	$335,086

SUPERIOR GROUP OF COMPANIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
SIX MONTHS ENDED JUNE 30,
(Unaudited)
(In thousands)

	2019	2018

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$5,157	$6,267
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	4,211	3,646
Provision for bad debts - accounts receivable	361	323
Share-based compensation expense	1,032	1,490
Deferred income tax benefit (provision)	(1,979)	302
Gain on sale of property, plant and equipment	(3)	-
Change in fair value of acquisition-related contingent liabilities	417	(840)

Changes in assets and liabilities, net of acquisition of business:
Accounts receivable - trade	(7,230)	(3,492)
Accounts receivable - other	280	(674)
Contract assets	5,562	(972)
Inventories	2,113	2,953
Prepaid expenses and other current assets	(2,625)	242
Other assets	(2,102)	(1,827)
Accounts payable and other current liabilities	(14)	(7,368)
Long-term pension liability	812	195
Other long-term liabilities	759	(497)
Net cash provided by (used in) operating activities	6,751	(252)

CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,979)	(2,414)
Proceeds from disposals of property, plant and equipment	3	-
Acquisition of businesses, net of acquired cash	-	(85,597)
Net cash used in investing activities	(4,976)	(88,011)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt	94,466	146,157
Repayment of long-term debt	(88,667)	(56,289)
Payment of cash dividends	(3,023)	(2,827)
Payment of acquisition-related contingent liability	(961)	(3,033)
Proceeds received on exercise of stock options	280	405
Tax benefit from vesting of acquisition-related restricted stock	30	105
Tax withholding on exercise of stock rights	-	(17)
Common stock reacquired and retired	(1,036)	-
Net cash provided by financing activities	1,089	84,501

Effect of currency exchange rates on cash	41	(204)

Net increase (decrease) in cash and cash equivalents	2,905	(3,966)

Cash and cash equivalents balance, beginning of year	5,362	8,130

Cash and cash equivalents balance, end of period	$8,267	$4,164